Exhibit 5.2

[LETTERHEAD OF ALLEN & OVERY LUXEMBOURG]

Tyco International Group S.A.

17, boulevard Grande-Duchesse Charlotte

L-1331 Luxembourg

Luxembourg, March 10, 2004

MF/DK/ LU:135732.1

TYCO INTERNATIONAL GROUP S.A.

(incorporated with limited liability under the laws of the Grand-Duchy of Luxembourg)

Dear Sirs,

We have acted as special legal advisers in the Grand Duchy of Luxembourg (Luxembourg) to Tyco International Group S.A. (the Company), a limited liability company (société anonyme) organized under the laws of Luxembourg (but formerly a company named “Velum Limited” organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30, 1998) in connection with the Company’s filing with the Securities and Exchange Commission of a Registration Statement on Form S-4, including a prospectus and prospectus supplement (the Registration Statement,) with respect to the registration of an offer to exchange (the Exchange Offer) USD 1,000,000,000 aggregate principal amount of new 6% notes due 2013 (the Notes) for all outstanding USD 1,000,000,000 aggregate principal amount 6 % notes due 2013 (the Old Notes) , fully and unconditionally guaranteed on an unsecured and unsubordinated basis (the Guarantee) by Tyco International Ltd. (Tyco).

We have examined copies of the following documents:

(a)           the indenture dated as of November 12, 2003 (the Base Indenture), as supplemented by a first supplemental indenture dated as of the same date (together with the Base Indenture, the Indenture) among the Company, Tyco and The Bank of New York as trustee (the Trustee);

(b)           the registration rights agreement dated as of November 12, 2003, by and among the Company, Tyco and among others Morgan Stanley and Co. Incorporated (the Registration Rights Agreement);

(c)           the Registration Statement (the Indenture, the Registration Rights Agreement and the Registration Statement are collectively hereinafter referred to as the Documents);

(d)           a copy of the articles of association of the Company in their version of March 30, 1998, filed with the Luxembourg Company Register on April 22, 1998 and published in the Official Gazette (Mémorial) C - N° 474 of June 29, 1998; an amendment to the articles of association of the Company by way of a notarial deed dated July 6, 1998 and published in the Official Gazette (Mémorial) C - N° 733 of October 10, 1998; an amendment to the articles of association of the Company by way of a notarial deed dated October 22,1998 and published in the Official Gazette (Mémorial) C - N° 44 of January 26, 1999; and amendment to the articles of association of the Company by way of a notarial deed dated December 4, 1998 and published in the Official Gazette (Mémorial) C - N° 144 of March 5, 1999; and an amendment to the articles of association of the Company by way of a notarial deed dated June 14, 1999 and published in the Official Gazette (Mémorial) C - N° 692 of September 16, 1999 (as of March 10, 2004 (the date on which we completed our review for the purpose of this legal opinion) no other deeds amending the articles of association of the Company were on file with the Luxembourg Trade and Companies Register or published in the Official Gazette (Mémorial); and

(e)           a faxed copy of the minutes of the board of directors’ resolutions of the Company dated November 7, 2003 (the Resolutions) resolving inter alia the issuance of the Notes, the preparation of the Registration Statement and the execution and delivery and performance of the Documents.

For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following.

(i)            that all the copies we have examined are authentic, complete and accurate copies of the originals and that the Documents and Notes submitted to us as certified, conformed, notarized or photostatic copies are conformed to the authentic original;

(ii)           the genuineness and authority of all the signatures, stamps and seals on all original or copy documents which we have examined;

(iii)          the due and valid authorization, execution and delivery of the Documents and Notes by all the parties thereto (other than the Company), as well as the power, authority, capacity and legal right of all the parties thereto (other than the Company) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

(iv)          that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Documents and Notes and any other documents required in respect of the offering of the Notes have been or will be obtained;

(v)           that the Notes will not be offered to the public in Luxembourg;

(vi)          that the Documents constitute the legal, valid and binding obligations of the parties thereto (other than the Company) under the laws of the jurisdiction of its incorporation or of its principal office or of its principal place of establishment;

(vii)         that the Documents are, and Notes will be, effective, and will constitute legal, valid and binding obligations of each of the parties thereto (other than the Company), enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(viii)        that, in so far as any obligation under, or action to be taken under any of the Documents and Notes is required to be performed or taken in any jurisdiction outside Luxembourg, such action has been or will be taken and the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

(ix)           that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

(1)           The Company is a limited liability company (société anonyme) validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to issue the Notes.

(2)           The Indenture has been duly authorized, executed and delivered by the Company.

(3)           The Notes have been duly authorized and all the necessary authorizations and approvals of government authorities in Luxembourg (if any) have been duly obtained for the issuance by the Company of the Notes.

(4)           The Notes, when duly executed by two directors of the Company and delivered by or on behalf of the Company in the form contemplated by the Indenture and upon the terms set forth in the Exchange Offer, will be legally issued and subject to their validity, legality and enforceability under New York law by which they are expressed to be governed, and subject to customary qualifications of Luxembourg law, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Luxembourg is necessary or required to be made or obtained by Tyco or the Company in connection with the Company’s issuance of the Notes.

(6)           There are no taxes, duties, or other charges payable to or chargeable by the Government of Luxembourg, or any authority or agency thereof, in respect of the Company’s issuance of the Notes.

The above opinions are subject to the following qualifications:

a)            If any or all agreements or, the Registration Statement or the Prospectus Supplement were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court or the official authority could order the registration thereof. If the registration of the Opinion Documents (or any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg is required either a nominal registration duty or an ad valorem duty will be payable, depending on the nature of the document subject to registration (e.g., an ad valorem duty of 0.24 (zero point twenty-four) per cent. will be payable on the amount of the payment obligation mentioned in a loan document so registered). If registration is so required, the Luxembourg courts or the official authority may require that the Documents (or any documents in connection therewith) and/or any judgement (or any documents in connection therewith) obtained in the courts other than the courts of Luxembourg must be translated into French or German.

In our experience it is unlikely that registration of the Documents will be required by Luxembourg courts or official authorities. However, if such registration were required, it cannot entirely be excluded that an ad valorem duty of 0.24 (zero point twenty-four) per cent. of the payment obligation expressed under the Documents would be due.

b)            This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

c)             This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring.  We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation.  In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language.

This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms.  The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court.  Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the prospectus and prospectus supplement included in the Registration Statement, or any other document examined in connection with the opinion except as expressly confirmed herein.

We hereby consent to the inclusion of the opinion as exhibit 5.2. to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus and prospectus supplement included as part of the Registration Statement.

Yours faithfully,

ALLEN & OVERY Luxembourg

Marc Feider